                                                                    EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") made and entered into as of the 1st day of July, 2002, is among Ultrak Operating, L.P., a Texas limited partnership ("ULTRAK"), Ultrak, Inc., a Delaware corporation and the ultimate parent of Ultrak (the "PARENT") (Ultrak and the Parent are collectively referred to as (the "EMPLOYER"), and Karen S. Austin, (the "Executive").

                                    RECITALS

         A. The Employer desires that the Executive continue to provide services for the benefit of the Employer and its affiliates and the Executive desires to continue her employment with the Employer.

         B. The Employer and the Executive acknowledge that the Executive will be a member of the senior management team of the Employer and, as such, will participate in implementing the Employer's business plan.

         C. In the course of employment with the Employer, the Executive has had and will continue to have access to certain confidential information that relates to or will relate to the business of the Employer and its affiliates.

         D. The Employer desires that any such information not be disclosed to other parties or otherwise used for unauthorized purposes.

         NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

         1. Employment. The Employer shall employ the Executive as its Senior Vice President and General Counsel and the Executive hereby accepts such employment on the terms and conditions in this Agreement.

         2. Duties. The Executive shall work for the Employer in a full-time capacity. The Executive shall, during the term of this Agreement, have the duties, responsibilities, powers, and authority of the position of Senior Vice President and General Counsel. The Executive shall report to, and follow the direction of the Chief Executive Officer of the Parent (the "CEO") or any other employee designated by the CEO. The Executive shall diligently, competently, and faithfully perform all duties, and shall devote her entire business time, energy, attention, and skill to the performance of duties for the Employer or its affiliates and will use her best efforts to promote the interests of the Employer. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic, religious or charitable boards or committees, so long as such activities do not significantly interfere with or present a conflict of interest with the performance of the Executive's responsibilities as an employee of the Employer in accordance with this Agreement.

         3. Executive Loyalty. The Executive shall devote all of her time, attention, knowledge, and skill solely and exclusively to the business and interests of the Employer, and





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the Employer shall be entitled to all benefits and profits arising from or incident to any and all work, services, and advice of the Executive. The Executive expressly agrees that during the term of this Agreement, she shall not provide assistance to, as a partner, officer, director, member, manager, stockholder, advisor, agent, employee, or in any other form or capacity, any other business similar to that of the Employer. The foregoing notwithstanding, except as provided for in paragraph 9.D.(2) below, nothing herein contained shall be deemed to prevent the Executive from investing her money in the securities of any corporation whose stock or securities are publicly-owned or are regularly traded on any securities exchange.

         4. Term of Employment. Unless sooner terminated as hereinafter provided, this Agreement shall be entered into for a period of twelve (12) month's (the "INITIAL TERM"), commencing on July 1, 2002 (the "EFFECTIVE DATE"). The term of employment shall be renewed automatically for successive periods of twelve (12) month's each (a "RENEWAL TERM") after the expiration of the Initial Term and any subsequent Renewal Term, unless the Employer provides the Executive, or the Executive provides the Employer, with written notice to the contrary at least sixty (60) days prior to the end of the Initial Term or any Renewal Term.

         5. Compensation.

         A. Salary. The Employer shall pay the Executive an annual base salary of $170,000.00 (the "BASE SALARY"), payable in substantially equal installments, on a time schedule that is in accordance with the Employer's payroll policy for executives in effect at the time. The Executive's salary shall be subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by agreement with, or consent of, the Executive. The Employer will formally evaluate the Executive's performance and communicate the results to the Executive no less than once a year. The Executive will be eligible for performance-based increases in the Executive's base salary on the same terms and conditions normally afforded executive employees employed at the Executive's level with the Employer. The Executive's base salary will not be reduced during the Initial Term of the Agreement. The Executive shall receive all regular costs of living and other standard raises or salary increases, if any, provided to other executive employees employed at the Executive's level with the Employer.

         B. Performance Bonus. The Executive shall be entitled to receive a bonus, if earned, to be determined according to the management bonus program established by the Employer for each of the Employer's fiscal years beginning 2002, and the Executive shall be entitled to participate in the Ultrak Executive Management Stock Option Program.

         C. Other Benefits. During the term of this Agreement, the Employer shall:

                  (1) include the Executive in any medical, dental or health insurance, disability or life insurance, retirement plans and other benefit plans or programs as partially funded and maintained by the Employer for the benefit of its employees.

                  (2) provide the Executive with four (4) weeks paid vacation in each year to be taken at a time or times reasonably agreeable to both the Executive and





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                  the Employer, in addition to Employer designated holidays and sick leave in accordance with the Employer's policy;

                           (3) provide a monthly car allowance of $300.00 (after
                  taxes);

                           (4) pay for reasonable professional associations,
                  dues, educational seminars to maintain license status.

                  D. Profit Sharing. The Executive shall not be entitled to participate in any profit sharing program of the Employer, unless otherwise determined by the CEO and/or the Board of Directors of the Parent (the "BOARD"), from time to time

         6. Expenses. The Employer shall reimburse the Executive for all reasonable and approved business expenses, provided that the Executive submits paid receipts or other documentation acceptable to the Employer and as required by the Internal Revenue Service to qualify as ordinary and necessary business expenses under the Internal Revenue Code of 1986, as amended.

         7. Termination. Notwithstanding anything in Paragraph 4 of this Agreement to the contrary, the Executive's services shall automatically terminate upon the first to occur of the following events:

                  A. At the end of the term of this Agreement, including any Renewal Terms, if notice of intent not to renew was provided in accordance with Paragraph 4.

                  B. Upon the Executive's date of death or the date the Executive becomes Disabled (as defined herein). For purposes of this Agreement, the Executive is "DISABLED" if the Executive, as a result of illness or incapacity, shall be unable to perform the essential functions of her job, with or without any reasonable accommodation required by law, for a period of three
(3) consecutive months or for any aggregate period of six (6) months in any twelve (12) month period. A termination of the Executive's employment by the Employer for disability shall be communicated to the Executive by written notice and shall be effective on the tenth (10th) business day after receipt of such notice by the Executive, unless the Executive returns to full-time performance of her duties before such tenth (10th) business day.

                  C. The date the Employer provides the Executive with written notice that she is being terminated for Cause (as defined in this Agreement). For purposes of this Agreement, the term CAUSE means the Executive:

                           (1) commits any felony including, but not limited to,
                  a felony involving fraud, theft, misappropriation, dishonesty, or embezzlement or commits any misdemeanor which in the sole discretion of the Employer involves moral turpitude;

                           (2) willfully engages in acts that she knew, or
                  should have known in the exercise of reasonable care, would cause material harm to the Employer's property, goodwill or existing business interests; provided, however, that no act on the Executive's part shall be considered "willful" unless done by the







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                  Executive, in the Employer's sole discretion, without a good faith and reasonable belief that her actions were in the best interest of the Employer;

                           (3) engages in any violation of any civil law,
                  including but not limited to harassment (sexual and/or otherwise unlawful) and RICO laws.

                           (4) continues to fail to substantially perform her
                  previously identified duties, or refuses to substantially perform her previously identified duties, thirty (30) calendar days after written demand for substantial performance is delivered by the Employer specifically identifying the manner in which the Employer believes the Executive has failed or refused to substantially perform her duties.

                           (5) a material breach of the Employer's written
                  policies or procedures that are applicable to executives at the Executive's level or higher within the Employer, after written notice by the Employer to the Executive of such violation, and in the event of a procedural breach of any written policies or procedures of the Employer, the failure by the Executive to undertake her best efforts to cure such procedural violation within a thirty (30) calendar day period where a cure within that time period is possible; provided, however, that Cause will not exist if the policy violation would not normally be a dischargeable offense under the Employer's progressive discipline policies.

                  D. On the date the Executive terminates, her employment for any reason, provided that the Executive shall give the Employer thirty (30) days written notice prior to such date of her intention to terminate this Agreement.

                  E. On the date the Employer terminates the Executive's employment for any reason, other than A-D set forth in this Paragraph 7.

                  F. On the date the Executive terminates her employment for a Change of Control (as defined in this Agreement) of the Employer in conjunction with either (1) a material change in the Executive's job duties that is inconsistent with the scope of responsibilities described in the attached Job Description for Executive or (2) a reduction in the Executive's total compensation package, during the Initial Term.

         8. Compensation Upon Termination.

                  A. lithe Executive's services are terminated pursuant to any of the provisions of Paragraphs 7A, 7B, or 7E, then the Executive shall be entitled to the Base Salary through the later of (1) the Executive's final date of active employment or (2) the date this Agreement otherwise terminates. The Executive shall also be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).

If the Executive's services are terminated pursuant to Paragraph 7A, 7B and/or 7E, then the Executive, upon agreement to and execution of a release of claims agreeable to the Employer Ultrak, shall be entitled to the continuation of the Base Salary plus benefits, exclusive of vacation accrual, at the rate as set forth in Paragraph 5A for an eighteen (18) month period (the "SEVERANCE PERIOD"), payable on a time schedule that is in accordance with the Employer's



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payroll policy for executives in effect at the time. During the Severance
Period, if the Executive becomes an employee with, or provides consulting services for pay, to any company or entity other than the Employer or an affiliate of the Employer, then the Employer shall only be responsible for payment to the Executive of the amount by which the Executive's Base Salary exceeds the Executive's base salary from her new employer during the remainder of the Severance Period.

Additionally, the Executive shall be entitled to the continuation of her Base Salary plus Other Benefits as set forth in this Paragraph for a period of 18 months if the Executive, pursuant to Paragraph 7F, terminates her employment following a Change in Control (as defined in this Agreement) in conjunction with either (a) a material change in the Executive's job duties that is inconsistent with the scope of responsibilities described in the attached Job Description for Executive, or (b) a reduction in the Executive's total compensation package, during the Initial Term. For the purposes of this Agreement a "CHANGE OF CONTROL" shall mean:

                  1) an ownership change in which any individual or entity in one or more transactions or series of transactions, directly or indirectly, acquires beneficial ownership of at least 50.1% of the voting stock of the Parent; or

                  2) the direct or indirect sale or exchange by the stockholders of the Parent of all or substantially all of the stock of the Parent; or

                  3) a merger (other than a re-incorporation merger) or consolidation in which the Parent is a party (and the stockholders of the Parent do not own at least 50.1% of the entity surviving the merger); or

                  4) the sale, exchange, or transfer of all or substantially all of the assets of Ultrak or the Parent.

                  B. If the Executive's services are terminated pursuant to Paragraph 7B or 7F, then all stock options granted to the Executive under any of the Employer's stock option plans will become immediately vested.

         9. Protective Covenants. The Executive acknowledges and agrees that by virtue of her employment by, and relationship with the Employer, she has acquired and will acquire Confidential Information (as defined in this Agreement), as well as special knowledge of the Employer's relationships with its customers and business brokers, and that, but for her association with the Employer, the Executive would not or will not have had access to said Confidential Information or knowledge of said relationships. The Executive further acknowledges and agrees (i) that the Employer has long term, near-permanent relationships with its customers, and that those relationships were developed at great expense and difficulty to the Employer over several years of close and continuing involvement; (ii) that the Employer's relationships with its customers are and will continue to be valuable, special and unique assets of the Employer and that the identity of its customers is kept under tight security with the Employer and cannot be readily ascertained from publicly available materials or from materials available to the Employer's competitors; and (iii) that the Employer has the following protectable interests







                                      -5-
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that are critical to its competitive advantage in the industry and would be of demonstrable value in the hands of a competitor.

         The Executive acknowledges and agrees that by virtue of her employment by and relationship with the Employer that the Employer agrees to provide the Executive with specialized training and instruction regarding the Employer's operations, products sold and serviced by the Employer, as well as marketing and operational techniques and strategies to the extent applicable to the Executive's employment with the Employer. This training may be provided through direct experience or otherwise.

         The Executive acknowledges and agrees that by virtue of her employment by and relationship with the Employer that the Employer agrees to provide the Executive with an interest in the growth of the goodwill of the Employer through her employment. The Employer also agrees to provide expense reimbursements in accordance with the Employer's policy, access to confidential information, arid contact with customers, contractors and vendors in order to help the Employer develop goodwill for the Employer.

         In return for the consideration described in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a condition precedent to the Employer entering into this Agreement, and as an inducement to the Employer to do so, the Executive hereby represents, warrants, and covenants as follows:

                  A. The Executive has executed and delivered this Agreement as her free and voluntary act, after having determined that the provisions contained herein are of a material benefit to her, and that the duties and obligations imposed on her hereunder are fair and reasonable and will not prevent her from earning a comparable livelihood following the termination of her employment with the Employer;

                  B. The Executive has read and fully understands the terms and conditions set forth herein, has had time to reflect on and consider the benefits and consequences of entering into this Agreement and has had the opportunity to review the terms hereof with an attorney or other representative, if she so chooses;

                  C. The execution and delivery of this Agreement by the Executive does not conflict with, or result in a breach of or constitute a default under, any agreement or contract, whether oral or written, to which the Executive is a party or by which the Executive may be bound;

                  D. The Executive agrees that, during the time of her employment and for a period of one (1) year after the termination of the Executive's employment under Paragraph 7A C, D, E or F, the Executive will not, except on behalf of Employer, assist a Competing Business (as defined below) by doing any of the following prohibited acts:

                           (1) directly or indirectly, contact or solicit, or
                  direct any one else to contact or solicit, any Covered Customer or Prospective Customer (as defined below) or Business Brokers (as defined below) for the purpose of selling or attempting to sell, any products and/or services that are the same or so similar to the products and services provided by the Employer to its customers that they




                                      -6-
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                  would displace or reduce the volume of products or services sold by Employer to its customers during the term hereof. In addition, the Executive will not identify or disclose any such Covered Business Brokers, Covered Customers or Prospective Customers, or any part thereof, as being a business broker, customer or prospective customer of the Employer to any person, firm, corporation, association, or other entity engaged in a Competing Business; or

                           (2) participate in a Competing Business by
                  supervising, or providing, directly or indirectly, services or assistance to a Competing Business in a position that involves
                  (a) duties or functions that are the same or substantially similar in their purpose to those provided by the Executive to the Employer, (b) duties or functions that would involve input into or direction of the Competing Business' decisions regarding, but not limited to, marketing, product or service development, engineering or research and development, financial planning, organizational change or restructuring, customer solicitations, and (c) direction or control over communications with Covered Customers and Prospective Customers, and Covered Brokers; provided, however, that nothing herein shall prevent the Executive from directly owning less than one percent (1%) of the common stock of a publicly traded Competing Business or indirect ownership of an interest in a Competing Business through mutual funds or similar investment entities; or

                           (3) solicit or otherwise induce, on her own behalf or
                  on behalf of any other person or entity, any person who is any of the Employer's employees to terminate employment with the Employer; or

                           (4) take any action as a consultant, advisor,
                  officer, manager, agent, director, partner, independent contractor, owner, or employee for or on behalf of any of the Employer's business brokers, customers, or prospective customers to induce the Employer's business broker, customer or prospective customer at issue to terminate or reduce in any way any aspect of the Employer's ongoing sales or services, or other business activities with the customer, broker or prospective customer that the Executive is then working for; or

                           (5) use any of the specialized training she has
                  received from the Employer; or

                           (6) use the goodwill developed with the Employer's
                  customers, contractors and vendors.

The foregoing restrictions in Paragraphs 9D(l)-(4) apply to activities by Executive anywhere within a fifty (50) mile radius of any office of Employer; and at the addresses or locations where Covered Customers and Prospective Customers and Covered Brokers are doing business at the time of the Executive's termination from employment & during a period of six (6) months prior to the Executive's termination from employment unless otherwise modified and agreed to in writing and authorized by the CEO.





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                  E. The Executive acknowledges and agrees that the scope
described above is necessary and reasonable in order to protect the Employer in the conduct of its business and that, if the Executive becomes employed by another employer, she shall be required to disclose the existence of this Paragraph 9 to such employer and the Executive hereby consents to and the Employer is hereby given permission to disclose the existence of this Paragraph 9 to such employer;

                  F. A COMPETING BUSINESS, as referred to in Paragraph 9 and its subparts, means any person or entity engaged in the business of providing competing goods or services that are the same or similar to the goods or services sold by the Employer to its customers that they would displace or reduce the volume of products or services sold by the Employer to its customers. A COVERED CUSTOMER or PROSPECTIVE CUSTOMER, as referred to in Paragraph 9 and its subparts, means any person or entity that (a) hold a contract with the Employer, or requested a contract proposal, or had a contract proposal made to it by the Employer, within the previous six (6) months; and (b) that the Executive either had contact with or received confidential information about during the last six (6) months of the Executive's employment with the Employer. A COVERED BROKER, as referred to in Paragraph 9 and its subparts, refers to any person or entity who, within the preceding twelve (12) months in the ordinary course of business for that person or entity, (a) acted as an agent or intermediary to facilitate the sale of goods or services sold by the Employer and, (b) had contact with the Executive or was the subject of confidential information handled by the Executive.

                  G. The Executive agrees that both during her employment and for a period of one (1) year thereafter the Executive will not, for any reason whatsoever, use for herself or disclose to any person not employed by the Employer any Confidential Information (as defined in this Agreement) of the Employer acquired by the Executive during her relationship with the Employer, both prior to and during the term of this Agreement, except as otherwise provided for below. The Executive further agrees to use Confidential Information solely for the purpose of performing duties with the Employer and further agrees not to use Confidential Information for her own private use or commercial purposes or in any way detrimental to the Employer, except as otherwise provided for below. The Executive agrees that the term CONFIDENTIAL INFORMATION means (1) information created or compiled by the Employer in the course of its business, including a formula, pattern, compilation, program, product, device, method, technique, or process, that (i) derives economic value (actual or potential) from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and (ii) is subject to efforts by the Employer that are reasonable under the circumstances to keep it secret; or (2) information that was first acquired by the Executive from or through the Executive's employment with the Employer and that is information the Employer indicated to the Executive should be maintained as confidential and not disclosed to others outside the company without permission by designating or marking it as "confidential" or through some other reasonable means of communication. The Employer acknowledges and agrees that Confidential Information does not include
(1) information properly in the public domain, or (2) information in the Executive's possession prior to the date of her original employment with the Employer. Nothing herein will be construed to preclude the Executive from (i) disclosing Confidential Information to her personal accountants, tax advisors, or legal counsel, in confidence, where necessary for them to provide their professional services to the Executive; or, (2) where compelled to do so by law (in response to a subpoena for example); provided, however, that if the Executive believes she is compelled by law to make such a disclosure of Confidential Information she will provide the Employer as much notice as practicable before making the disclosure.

                  H. During and after the term of employment hereunder, the Executive will not remove from the Employer's premises any documents, records, files, notebooks, correspondence, computer printouts, computer programs, computer software and hardware, price lists, microfilm, or other similar documents containing Confidential Information, including copies thereof whether prepared by her or others, except as her duty shall require, and in such cases, will promptly return such items to the Employer. Upon termination of her employment with the Employer, all such items including summaries or copies thereof, then in the Executive's possession, shall be returned to the Employer immediately. The Executive agrees to the return of such items, which shall be a requirement in order for the Executive to receive, at the time of such termination, or any time thereafter, any compensation due her pursuant to any paragraphs hereunder or otherwise; provided, however, that the Employer will not make any withholdings or reduce the compensation due the Executive under this agreement or otherwise without first identifying the item that has not been returned and providing the Executive five (5) business days to return it.

                  I. The Executive recognizes and agrees that all ideas, inventions, enhancements, plans, writings, and other developments or improvements (the "INVENTIONS") conceived by the Executive, alone or with others, during the term of her employment, whether or not during working hours, that are within the scope of the Employer's business operations or that relate to any of the Employer's work or projects, are the sole and exclusive property of the Employer. The Executive further agrees that (1) she will promptly disclose all Inventions to the Employer and hereby assigns to the Employer all present and future rights she has or may have in those Inventions, including without limitation those relating to patent, copyright, trademark or trade secrets; and (2) all of the Inventions eligible under the copyright laws are "work made for hire." At the request of and without charge to the Employer, the Executive will do all things deemed by the Employer to be reasonably necessary to perfect title to the Inventions in the Employer and to assist in obtaining for the Employer such patents, copyrights or other protection as may be provided under law and desired by the Employer, including but not limited to executing and signing any and all relevant applications, assignments or other instruments. The Employer hereby notifies the Executive that the provisions of this Paragraph 9 shall not apply to any Inventions for which no equipment, supplies, facility or trade secret information of the Employer was used and which were developed entirely on the Executive's own time, unless (i) the Invention relates (i) to the business of the Employer, or (ii) to actual or demonstrably anticipated research or development of the Employer, or (2) the Invention results from any work performed by the Executive for the Employer.

                  J. The Executive acknowledges and agrees that all customer lists, supplier lists, and customer and supplier information, including, without limitation, addresses and telephone numbers, are and shall remain the exclusive property of the Employer, regardless of whether such information was developed, purchased, acquired, or otherwise obtained by the Employer or the Executive. The Executive agrees to furnish to the Employer on demand at any tine during the term of this Agreement, and upon termination of this Agreement, her complete list of the correct names and places of business and telephone numbers of all of its customers served by her and located within any or all of the territories to which she has been assigned, including all copies thereof wherever located. The Executive further agrees to promptly notify the Employer of the name and address of any new customer, and report all changes of a location of old customers, that are not otherwise already known to the Employer, so that upon the termination of this Agreement, the Employer will have a complete list of the correct names and addresses of all of its customers with which the Executive has had dealings. The Executive also agrees to furnish to the Employer on demand at any time during the term of this Agreement, and upon the termination of this Agreement, any other records, notes, computer printouts, computer programs, computer software or hardware, price lists, microfilm, or any other documents related to the Employer's business that were maintained by the Executive in the course of her employment, including originals and copies thereof; and

                  K. It is agreed that any breach or anticipated or threatened breach of any of the Executive's covenants contained in this Paragraph 9 will result in irreparable harm and continuing damages to the Employer and its business and that the Employer's remedy at law for any such breach or anticipated or threatened breach will be inadequate and, accordingly, in addition to any and all other remedies that may be available to the Employer at law or in equity in such event, any court of competent jurisdiction may issue a decree of specific performance or issue a temporary and permanent jurisdiction, enjoining and restricting the breach, or threatened breach, of any such covenant, including, but not limited to, any injunction restraining the Executive from disclosing, in whole or part, any Confidential Information.

         10. Acknowledgment of Ancillary Agreement and Consideration. The Executive and the Employer agree that the protective covenants set forth in this Agreement are reasonable and necessary for the protection and enforcement of their agreements on property rights set forth in Paragraph 9 above. The Executive acknowledges that the Executive's agreement to be bound by the protective covenants set forth in Paragraph 9 is a concurrent and material inducement for Ultrak (i) to enter into the ancillary terms of this Agreement,
(ii) to initiate or continue the Executive's employment with Ultrak, and (iii) to provide the Executive with promises and consideration set forth in this Agreement. The Executive agrees that each agreement set forth in Paragraph 9 is an otherwise enforceable, ancillary agreement, and each is independently sufficient to support all of the protective covenants in Paragraph 9 THE EXECUTIVE AGREES THAT THESE RESTRICTIONS DO NOT UNREASONABLY RESTRICT THE EXECUTIVE'S ABILITY TO EARN A LIVING AFTER TERMINATION OF THE EXECUTIVE'S EMPLOYMENT. The Employer agrees to provide the Executive the access to trade secrets, confidential and proprietary information, or specialized training and instruction, or the goodwill support, referred to in Paragraph 9 above within 30 days of the execution of this Agreement. This is not contingent upon the Executive complying with the protective covenants in Paragraph 9 and its subparts.

         11. Indemnification. The Employer shall indemnify the Executive to the full extent authorized by law in the event she is made or threatened to be made a party to any action, suit, or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that she is or was a director, officer or employee of Ultrak or serves or served any other enterprise as a director, officer or employee at the request of Ultrak and in compliance with the corporate By-Laws.

         12. Notices. Any and all notices required in connection with this Agreement shall be deemed adequately given only if in writing and (a) personally delivered, or sent by first class, registered or certified mail, postage prepaid, return receipt requested, or by recognized overnight courier, (b) sent by facsimile, provided a hard copy is sent with postage prepaid thereon via regular mail on that date to the party for whom such notices are intended, or
(c) sent by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; (c) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, shall have indicated such notice to be undeliverable at the address required by this Agreement; or (d) with respect to a facsimile, the date on which the facsimile is sent and receipt of which is confirmed. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed to her residence in the case of the Executive, or to its principal office in the case of the Employer.

         13. Waiver of Breach. A waiver by either party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver or estoppel by the nonbreaching party of any subsequent breach, and no waiver shall be valid unless it is contained in a signed writing.

         14. Right to Cure/Early Resolution Conference. If either party becomes aware of any breach of any material term of this Agreement, prior to taking any action based upon the alleged breach, the nonbreaching party will provide the other party written notice of the alleged breach within fourteen (14) days from the date on which the non-breaching party became aware of the alleged breach, and give the breaching party thirty (30) days from the date of the written notice to undertake best efforts to cure the alleged breach ("the right to cure period"). Failure by the nonbreaching party to provide written notice and an opportunity to cure will waive any right of the nonbreaching party to assert the alleged breach at a later time. Within fourteen (14) days after the expiration of the right to cure period, if the breaching party has not undertaken its best efforts to cure the alleged breach, the nonbreaching party will notify the breaching party of this failure and request, in writing, a meeting to discuss resolution of any disputes between the parties (the "EARLY RESOLUTION CONFERENCE"). Provided, however, that Ultrak may at any time independently pursue the remedies specifically provided m Paragraph 9.

         15. Resolution of Disputes. In the event there is a dispute between the parties arising from any breach or alleged breach of this Agreement or as to the Executive's termination or compensation or as to any allegation that Ultrak has violated any of the Executive's employment, civil or other rights under any laws, statutes or constitutional provisions, and the provisions of Paragraph 14 have been unsuccessful to resolve the dispute, the parties agree that the suit will be subject to mediation and binding arbitration.

         16. Assignment. The Executive acknowledges that the services to be rendered by her are unique and personal. Accordingly, the Executive may not assign any of her rights or delegate any of her duties or obligations under this Agreement. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer so long as the successor or assign of the Employer.

provides the Executive employment in a position that is the same, or reasonably similar; in its responsibilities, compensation, benefits, and other terms and conditions.

         17. Entire Agreement. This Agreement sets forth the entire and final agreement and understanding of the parties and contains all of the agreements made between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless in writing and signed by the Employer and the Executive.

         18. Severability. If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the extent necessary to protect the interests of both parties hereto, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful; provided, that, if the parties are unable to agree upon a lawful substitute, the parties desire and request that a court or other authority called upon to decide the enforceability of this Agreement modify those restrictions in this Agreement that, once modified, will result in an agreement that is enforceable to the extent necessary to protect the interests of both parties hereto.

         19. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

         20. Execution of Agreement This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.

         21. Recitals. The recitals to this Agreement are incorporated herein as an integral part hereof and shall be considered as substantive and not prefatory language.

         22. Expenses. In any action brought by either the Executive or the Employer to enforce any of the provisions of this Agreement, all expenses incurred by the party in connection with such actions, including reasonable attorneys' fees, shall be borne by that party.

         23. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


EMPLOYER:                               EXECUTIVE:

ULTRAK OPERATING, L.P.
By: Ultrak, GP, Inc.
    Sole General Partner

                                        /s/ KAREN S. AUSTIN
                                        --------------------------------
                                        Karen S. Austin


By: /s/ NIKLAUS F. ZENGER
   --------------------------------


ULTRAK, INC.

By: /s/ NIKLAUS F. ZENGER
   --------------------------------
   Niklaus F. Zenger
   Chief Executive Officer






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